Exhibit 1.6

THIS LETTER OF TRANSMITTAL AND ELECTION FORM IS FOR USE BY QUALIFYING HOLDCO SHAREHOLDERS (AS DEFINED BELOW) ONLY. YOU ARE STRONGLY URGED TO READ THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND MANAGEMENT INFORMATION CIRCULAR OF THE JEAN COUTU GROUP (PJC) INC., EACH OF WHICH IS DATED OCTOBER 26, 2017 AND IS AVAILABLE UNDER PJC’S ISSUER PROFILE ON SEDAR AT WWW.SEDAR.COM BEFORE COMPLETING THIS LETTER OF TRANSMITTAL AND ELECTION FORM.

THIS LETTER OF TRANSMITTAL AND ELECTION FORM MUST BE VALIDLY COMPLETED, DULY EXECUTED AND RETURNED TO THE DEPOSITARY, COMPUTERSHARE TRUST COMPANY OF CANADA. IT IS IMPORTANT THAT YOU VALIDLY COMPLETE, DULY EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL AND ELECTION FORM ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN. IN PARTICULAR, IF THIS LETTER OF TRANSMITTAL AND ELECTION FORM IS NOT RECEIVED BY THE DEPOSITARY BY 5:00 P.M. (MONTRÉAL TIME) ON THE ELECTION DEADLINE (AS DEFINED BELOW), THE QUALIFYING HOLDCO SHAREHOLDER WILL BE DEEMED TO HAVE ELECTED TO RECEIVE, FOR EACH QUALIFYING HOLDCO SHARE (AS DEFINED BELOW), THE CASH CONSIDERATION (AS DEFINED BELOW), SUBJECT TO PRORATION AND ROUNDING, AND NOT TO HAVE ELECTED TO AVAIL ITSELF OF THE HOLDCO ALTERNATIVE (AS DEFINED BELOW).

METRO HAS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) A REGISTRATION STATEMENT (“REGISTRATION STATEMENT”) ON FORM F-8 COVERING THE METRO SHARES TO BE OFFERED PURSUANT TO THE AMALGAMATION TO SHAREHOLDERS (AS DEFINED BELOW) THAT ARE RESIDENTS OF THE UNITED STATES. SHAREHOLDERS IN THE UNITED STATES ARE STRONGLY URGED TO READ THE DOCUMENTS (INCLUDING THE INFORMATION CIRCULAR, AS DEFINED BELOW) FILED AS PART OF OR IN CONNECTION WITH SUCH REGISTRATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE REGISTRATION STATEMENT, INCLUDING EXHIBITS, IS AVAILABLE TO THE PUBLIC FREE OF CHARGE AT THE SEC’S WEBSITE UNDER METRO’S ISSUER PROFILE AT WWW.SEC.GOV. ALL SUCH DOCUMENTS ARE ALSO AVAILABLE UPON REQUEST WITHOUT CHARGE FROM THE CORPORATE SECRETARY OF METRO AT 7151, JEAN-TALON E., 3RD FLOOR, MONTRÉAL, QUÉBEC H1M 3N8, OR BY TELEPHONE AT (514) 643-1000. FOR MORE INFORMATION, SEE THE SECTION HEADED “CERTAIN LEGAL AND REGULATORY MATTERS - U.S. SECURITIES LAWS MATTERS” IN THE INFORMATION CIRCULAR.

LETTER OF TRANSMITTAL AND ELECTION FORM

WITH RESPECT TO THE

CLASS “A” SUBORDINATE VOTING SHARES AND CLASS “B” SHARES OF

THE JEAN COUTU GROUP (PJC) INC.

This Letter of Transmittal and Election Form is for use by Qualifying Holdco Shareholders (as defined below) of a Qualifying Holdco (as defined below) holding Class “A” Subordinate Voting Shares (“Class A Shares”) and/or Class “B” Shares (“Class B Shares”, with the Class A Shares, the “Shares”) in the capital of The Jean Coutu Group (PJC) Inc. (“PJC”) in connection with the proposed amalgamation (the “Amalgamation”) under Chapter XI of the Business Corporations Act (Québec) (the “QBCA”) involving PJC, an entity to be incorporated (“Metro Subco”) which will be a direct wholly-owned subsidiary of Metro Inc. (“Metro”) and any Qualifying Holdco. PJC entered into a combination agreement with Metro on October 2, 2017 (the “Combination Agreement”) in connection with the Amalgamation, which agreement is attached as Appendix B of the Information Circular (as defined below) accompanying this Letter of Transmittal and Election Form.

PJC and Metro will implement the Amalgamation if and when all of the conditions to closing have been satisfied and/or waived (if permitted). The Amalgamation is subject to a number of closing conditions, some of which are beyond PJC and Metro’s control, and as a result, there can be no assurance that the Amalgamation will be completed, nor can the exact timing of the implementation of the Amalgamation be predicted with certainty and such timing is not currently known.

Reference is made to the Notice of Special Meeting of Shareholders and the Management Information Circular of PJC (the “Information Circular”), each of which is dated October 26, 2017, and holders of Shares (“Shareholders”, including, for such purposes, Qualifying Holdco Shareholders) are strongly urged to read the Information Circular. Copies of the Combination Agreement, the Information Circular and this Letter of Transmittal and Election Form are available under PJC’s issuer profile on SEDAR at www.sedar.com.

In order for this Letter of Transmittal and Election Form to be validly completed, the undersigned Qualifying Holdco Shareholder is required to provide and complete the necessary information for each of the steps below that are applicable to it.

This Letter of Transmittal and Election Form is for use by Qualifying Holdco Shareholders only. Shareholders (not including, for such purposes, Qualifying Holdco Shareholders) who have not elected to take part in the Holdco Alternative (as defined below) must complete and return to the Depositary a separate Letter of Transmittal and Election Form, which has been mailed to registered Shareholders accompanying the Information Circular and is available under PJC’s issuer profile on SEDAR at www.sedar.com or by contacting the Depositary. This Letter of Transmittal and Election Form, once deposited with the Depositary, will be irrevocable and may not be withdrawn, except that all Letters of Transmittal and Election Forms will be automatically revoked if the Depositary is notified in writing by PJC and Metro that the Combination Agreement has been terminated.

If the Amalgamation is not completed and the Combination Agreement is terminated, the Depositary will return to Qualifying Holdco Shareholders the certificate(s) enclosed with their Letters of Transmittal and Election Forms in accordance with the instructions provided in the Letters of Transmittal and Election Forms, and Qualifying Holdco Shareholders will not be entitled to receive any Consideration for the Shares held by the Qualifying Holdco.

GENERAL INFORMATION

PARTICIPATING IN THE HOLDCO ALTERNATIVE MAY GIVE RISE TO CERTAIN INCOME TAX CONSEQUENCES FOR SHAREHOLDERS THAT ARE NOT DESCRIBED IN THE INFORMATION CIRCULAR. SHAREHOLDERS WHO WISH TO AVAIL THEMSELVES OF THE HOLDCO ALTERNATIVE SHOULD CONSULT THEIR OWN FINANCIAL, TAX AND LEGAL ADVISORS.

Validity and acceptance of this Letter of Transmittal and Election Form

This Letter of Transmittal and Election Form is for use by Qualifying Holdco Shareholders only. Qualifying Holdco Shareholders are required to deposit the certificate(s) representing the Shares held by the Qualifying Holdco (if any). This Letter of Transmittal and Election Form, properly completed and duly executed, together with all other required documents, must accompany all certificates representing Shares (if any).

ALL LETTERS OF TRANSMITTAL AND ELECTION FORMS COMPLETED BY QUALIFYING HOLDCO SHAREHOLDERS WHO WISH TO PARTICIPATE IN THE HOLDCO ALTERNATIVE THAT ARE COMPLETED BEFORE JANUARY 15, 2018 WILL NOT BE ACCEPTED NOR VALID AND WILL BE RETURNED TO SUCH QUALIFYING HOLDCO SHAREHOLDERS AS IF IT WAS NOT COMPLETED AND SUCH QUALIFYING HOLDCO SHAREHOLDER HAD NOT ELECTED TO PARTICIPATE IN THE HOLDCO ALTERNATIVE. See “General Information – Holdco Alternative” of this Letter of Transmittal and Election Form for more Information.

Definitions

For the purposes of the Amalgamation, the following capitalized terms used but not defined herein have the following meaning:

“Amalco” means the corporation resulting from the Amalgamation.

“Amalco Redeemable Share(s)” means redeemable preferred shares in the share capital of Amalco, having the rights, privileges, conditions and restrictions described in the Amalco Share Terms appended to the Amalgamation Agreement.

“Amalco Share Terms” means the share terms and conditions of the common shares of Amalco and the Amalco Redeemable Shares.

“Amalgamation Agreement” means the agreement dated the Effective Date among Metro, Metro Subco, PJC and any Qualifying Holdco in relation to the Amalgamation and the transactions contemplated by the Combination Agreement substantially in the form and content attached to the Combination Agreement as Schedule 1.1.10, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Combination Agreement.

“Available Cash Consideration” has the meaning ascribed thereto in Section 2.1.2(b) of the Combination Agreement.

“Available Share Consideration” has the meaning ascribed thereto in Section 2.1.2(b) of the Combination Agreement.

“Business Day(s)” means any day on which commercial banks are generally open for business in Montréal, Québec other than a Saturday, a Sunday or a day observed as a holiday in Montréal, Québec under applicable Laws.

“Certificate of Amalgamation” means the certificate issued by the Enterprise Registrar attesting to the Amalgamation pursuant to section 286 of the QBCA.

“Consideration” means the consideration to be received by a Shareholder or a Qualifying Holdco Shareholder, as applicable, pursuant to the Amalgamation for each Share or Qualifying Holdco Share, as applicable, consisting of, at the election of each holder, Amalco Redeemable Shares in respect of the Cash Consideration or Metro Shares in respect of the Share Consideration, subject to proration.

“Depositary” means Computershare Trust Company of Canada.

“Dissent Rights” means the rights to demand repurchase of the Shares in respect of the Amalgamation provided for pursuant to the QBCA.

“Effective Time” means 12:01 a.m. (Eastern time) on the Effective Date, or such other time as the parties agree to in writing before the Effective Date.

“Encumbrance(s)” means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, easement, servitude, right of pre-emption, privilege or any option or contract to create any of the foregoing.

“Enterprise Registrar” means the enterprise registrar acting under the QBCA.

“Exchange Ratio” means 0.61006 Metro Share for each Share.

“Governmental Entity” means any: (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) any quasi-governmental, private or self-regulatory body or organization or stock exchange exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

“Holdco Election Date” has the meaning ascribed thereto in section 2.8.1 of the Combination Agreement.

“Law(s)” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines (to the extent that they have the force of law or are binding on the Person to which they purport to apply), judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having legal jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

“Letter of Transmittal and Election Form” means this letter of transmittal and election form.

“Person(s)” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Qualifying Holdco” has the meaning ascribed thereto in section 2.8.1 of the Combination Agreement, attached as Appendix B to the Information Circular.

“Qualifying Holdco Share” means a share in the share capital of a Qualifying Holdco.

“Securities Laws” means the Securities Act (Québec) and any other applicable Canadian provincial and territorial securities Laws and published policies thereunder.

“Tax Act” means the Income Tax Act (Canada).

“Tax(es)” means any taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, local, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and antidumping, all license agreements, franchise and registration fees and all employment insurance, health insurance and Canada, Québec and other Governmental Entity pension plan premiums or contributions.

“Tax Returns” means any and all returns, reports, declarations, elections, notices, forms, designations, filings, and statements (including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports) filed or required to be filed in respect of Taxes.

“TSX” means the Toronto Stock Exchange.

Holdco Alternative

Metro has agreed pursuant to the Combination Agreement to allow Shareholders to elect to participate in the Holdco Alternative whereby Shareholders that are Qualifying Holdco Shareholders may transfer their Shares to a Qualifying Holdco in exchange for Qualifying Holdco Shares provided certain conditions as further described below are met. On the Effective Date (as defined below), Qualifying Holdcos will be amalgamated with PJC and Metro Subco and Qualifying Holdco Shares will be exchanged for the Cash Consideration (as defined below) or the Share Consideration (as defined below), as elected by Qualifying Holdco Shareholders and subject to proration.

Pursuant to the Combination Agreement, Metro will permit each Person (a “Qualifying Holdco Shareholder”) that: (i) is resident in Canada for purposes of the Tax Act; (ii) is not exempt from tax under Part I of the Tax Act (including a partnership if all of the members of the partnership are resident in Canada); (iii) is a registered owner of Shares, (iv) transfers all of its Shares to the Qualifying Holdco as part of the Holdco Alternative; and (v) elects in respect of such Shares in this Letter of Transmittal and Election Form, no later than the Election Deadline, to include in the Amalgamation a corporation (a “Qualifying Holdco”) that meets the conditions described below (the “Holdco Alternative”):

(a)	such Qualifying Holdco was incorporated under the QBCA not earlier than January 15, 2018, unless written consent is obtained from Metro;

(b)	such Qualifying Holdco will not be comprised of more than three classes of shares, two classes of common shares and one class of preferred shares, the terms and conditions of which will be determined in consultation with Metro;

(c)	such Qualifying Holdco is a single purpose corporation that has not carried on any business, has no employees, has not held or does not hold any assets other than Shares and a nominal amount of cash, has never entered into any transaction other than those relating to and necessary for the implementation of this Holdco Alternative and exchanges of shares of such Qualifying Holdco between such Qualifying Holdco and such Qualifying Holdco Shareholder or, with Metro’s consent, such other transactions as are necessary to facilitate those transactions described in the Amalgamation Agreement;

(d)	at the Effective Time, such Qualifying Holdco will have no liabilities or obligations of any kind whatsoever (except to Metro under the terms of the Holdco Alternative), including any liability or obligation to pay any amount on or after the Effective Date;

(e)	at the Effective Time, such Qualifying Holdco will not have unpaid declared dividends and, prior to the Effective Time, such Qualifying Holdco will not have paid any dividends or other distributions, other than an increase in stated capital, a stock dividend, a cash dividend financed with a daylight loan or a dividend paid through the issuance of a promissory note with a determined principal amount and any such promissory note issued in relation to the payment of any such dividend will have been capitalized into such Qualifying Holdco and no longer be outstanding as of the Effective Time;

(f)	at the Effective Time, unless written consent is obtained from Metro, such Qualifying Holdco will not have made any election or designation under the Tax Act or any Canadian provincial or territorial income tax legislation, other than eligible dividend designations and any election made under section 85 of the Tax Act and any corresponding Canadian provincial or territorial provision;

(g)	such Qualifying Holdco will have no shares outstanding other than shares held by such Qualifying Holdco Shareholder or its Qualifying Holdco Shareholder Subsidiary (as defined below), if applicable, as beneficial owner and free and clear of all Encumbrances, the number of all such shares outstanding will be equal to the number of Shares held by such Qualifying Holdco, and no other person will have any option, warrant or other right to acquire any securities of such Qualifying Holdco;

(h)	at all times such Qualifying Holdco will be a resident of Canada for the purposes of the Tax Act and will not be a resident of, and will have no taxable presence in, any other country;

(i)	such Qualifying Holdco will have not more than three directors and three officers;

(j)	such Qualifying Holdco Shareholder will at its cost and in a timely manner prepare and file all income Tax Returns of such Qualifying Holdco in respect of the taxation year of such Qualifying Holdco ending immediately prior to the Amalgamation, subject to Metro’s right to approve all such Tax Returns as to form and substance;

(k)	such Qualifying Holdco Shareholder will indemnify PJC and Metro, and any successor thereof, for any and all liabilities of such Qualifying Holdco in a form satisfactory to Metro acting reasonably;

(l)	such Qualifying Holdco Shareholder will be required to make representations and warranties and covenants required by Metro, acting reasonably;

(m)	such Qualifying Holdco will be required to be a party to the Amalgamation Agreement and other ancillary documentation;

(n)	such Qualifying Holdco Shareholder will provide Metro with copies of all draft documents necessary to effect the transactions contemplated in the Combination Agreement on or before the 10th Business Day preceding the Effective Date, the completion of which will comply with applicable Laws (including Securities Laws) at or prior to the Effective Time;

(o)	the entering into or implementation of the Holdco Alternative will not result in any delay in completing any other transaction contemplated by the Combination Agreement;

(p)	access to the books and records of such Qualifying Holdco will have been provided on or before the 10th Business Day prior to the Effective Date and Metro and its outside legal counsel will have completed their due diligence regarding the business and affairs of such Qualifying Holdco;

(q)	the terms and conditions of such Holdco Alternative must be satisfactory to Metro and PJC, acting reasonably;

(r)	such Qualifying Holdco Shareholder will waive their Dissent Rights; and

(s)	such Qualifying Holdco Shareholder will be required to pay all reasonable out-of-pocket expenses incurred by Metro or PJC in connection with the Holdco Alternative, including any reasonable costs associated with any due diligence conducted by Metro or PJC.

Any Qualifying Holdco Shareholder who elects the Holdco Alternative will be required to make full disclosure to Metro of all transactions involved in such Holdco Alternative. In the event that the terms and conditions of or the transactions involved in such Holdco Alternative are not satisfactory to Metro, acting reasonably, the Holdco Alternative will not be offered and the other transactions contemplated by the Combination Agreement will be completed subject to the other terms and conditions hereof.

Each Qualifying Holdco Shareholder will be required to make representations and warranties and covenants required by Metro, acting reasonably, and will also be required to be a party to the Amalgamation Agreement and other ancillary documentation. Failure of any Qualifying Holdco Shareholder to properly elect the Holdco Alternative on or prior to the Holdco Election Date will disentitle such Qualifying Holdco Shareholder from the Holdco Alternative.

Consideration and Qualifying Holdco Shareholder Election

Consideration

Pursuant to the Amalgamation, the Qualifying Holdco Shares outstanding immediately prior to the Effective Date held by a Qualifying Holdco Shareholder of a Qualifying Holdco who elects the Holdco Alternative and complies with the provisions of Section 2.8 of the Combination Agreement will, at the election of each Qualifying Holdco Shareholder thereof, either be:

(a)	converted into such number of duly authorized, fully-paid and non-assessable Amalco Redeemable Shares as is equal to the number of such Shares held by a Qualifying Holdco, which Amalco Redeemable Shares will be redeemed by Amalco immediately following the Amalgamation in consideration for $24.50 per Share in cash (the “Cash Consideration”); or

(b)	cancelled and the holder thereof will receive in exchange such number of duly authorized, fully-paid and non-assessable Metro Shares equal to the product of the number of such Shares held by a Qualifying Holdco multiplied by the Exchange Ratio (the “Share Consideration”)

subject to proration and the Qualifying Holdco Shareholder Election (as defined below) as provided below and in the Combination Agreement.

Pursuant to the Amalgamation, Shareholders (including, for such purposes, Qualifying Holdco Shareholders) will be entitled to receive, in the aggregate, Cash Consideration in respect of 75% of the outstanding Shares and Share Consideration in respect of 25% of the outstanding Shares.

Any Shareholder (including, for such purposes, Qualifying Holdco Shareholders) who fails to complete this Letter of Transmittal and Election Form prior to the Election Deadline, as provided in the Combination Agreement, or who does not properly elect to receive either the Share Consideration or the Cash Consideration in this Letter of Transmittal and Election Form, with respect to any Shares deposited by such Shareholder in connection with the Amalgamation, will be deemed to have elected to receive the Cash Consideration and not to have elected to avail itself of the Holdco Alternative.

Qualifying Holdco Shareholder Election

If a Qualifying Holdco Shareholder (i) has elected to receive the Share Consideration in respect of its Shares and would receive Amalco Redeemable Shares upon the Amalgamation in lieu of the Excess Metro Share Election (as defined below), or (ii) has elected to receive the Cash Consideration in respect of its Shares and would receive Metro Shares upon the Amalgamation in lieu of the Excess Cash Election (as defined below), and (iii) has elected in this Letter of Transmittal and Election Form to take advantage of the following alternative (the “Qualifying Holdco Shareholder Election”), then:

(a)	PJC, in cooperation with the Depositary, will inform such Qualifying Holdco Shareholder at least five (5) Business Days prior to the Effective Date of the number of Amalco Redeemable Shares that such Qualifying Holdco Shareholder would receive upon the Amalgamation if no Qualifying Holdco Shareholder Election would have been made;

(b)	such Qualifying Holdco Shareholder will, effective on the day prior to the Effective Date, transfer to a wholly-owned subsidiary corporation of such Qualifying Holdco Shareholder which will meet the requirements of paragraphs (a), (c), (d), (g), (h), (l), (n), (q) and (r) under the heading “Holdco Alternative” above (a “Qualifying Holdco Shareholder Subsidiary”), a number of preferred shares of the Qualifying Holdco, which will have a value equal to the Amalco Redeemable Shares that would have otherwise been issuable to such Qualifying Holdco Shareholder if no Qualifying Holdco Shareholder Election was made (the “Qualifying Holdco Cash Allocation Shares”); and

(c)	on the Amalgamation, in accordance with the Amalgamation Agreement, the Qualifying Holdco Cash Allocation Shares of such Qualifying Holdco Shareholder Subsidiary will be converted into a number of Amalco Redeemable Shares that such Qualifying Holdco Shareholder would have been entitled to receive and all other Qualifying Holdco Shares held by such Qualifying Holdco Shareholder will be cancelled and the holder thereof will receive in exchange the Metro Shares that it is otherwise entitled to receive under the Combination Agreement.

Upon request by a Qualifying Holdco Shareholder, Metro may in its sole discretion agree to waive any of the requirements described above. A Qualifying Holdco Shareholder who wishes to take advantage of the Qualifying Holdco Shareholder Election must complete Step 3B – Qualifying Holdco Shareholder Election of this Letter of Transmittal and Election Form and the other applicable steps.

Proration, fractional shares and rounding

Proration

The number of Amalco Redeemable Shares issuable to Shareholders and Qualifying Holdco Shareholders under the Amalgamation will be equal to Available Cash Consideration. The number of Metro Shares issuable to Shareholders and Qualifying Holdco Shareholders under the Amalgamation will be equal to the Available Share Consideration.

Cash election exceeds Available Cash Consideration

If the aggregate number of Amalco Redeemable Shares that would otherwise be issuable to Shareholders and Qualifying Holdco Shareholders who elect (or are deemed to have elected) the Cash Consideration in respect of their Shares exceeds the Available Cash Consideration, the number of Amalco Redeemable Shares available to those Shareholders and Qualifying Holdco Shareholders who have so elected (or are deemed to have so elected) the Cash Consideration will be allocated pro-rata (on a per share basis) among such Shareholders and Qualifying Holdco Shareholders in a number equal to (i) the number of Amalco Redeemable Shares sought by each such Shareholder or Qualifying Holdco Shareholder, as the case may be, who so elected (or is deemed to have so elected) the Cash Consideration multiplied by (ii) a fraction, the numerator of which is (A) the Available Cash Consideration, and the denominator of which is (B) the aggregate number of Amalco Redeemable Shares sought by those Shareholders and Qualifying Holdco Shareholders who have so elected (or are deemed to have so elected) the Cash Consideration, and in respect of the number of Amalco Redeemable Shares elected which exceeds the number of Amalco Redeemable Shares so allocated to each such Shareholder or Qualifying Holdco Shareholder, as applicable (the “Excess Cash Election”), each such Shareholder or Qualifying Holdco Shareholder will receive Metro Shares in lieu of the Excess Cash Election (or the net cash proceeds in lieu of any fractional Metro Share that the Shareholder or Qualifying Holdco Shareholder would otherwise have received), the number of such Metro Shares being the product of (i) the Excess Cash Election multiplied by (ii) the Exchange Ratio.

Share election exceeds Available Share Consideration

If the aggregate number of Metro Shares that would otherwise be issuable to Shareholders and Qualifying Holdco Shareholders who elect the Share Consideration in respect of their Shares exceeds the Available Share Consideration, the number of Metro Shares available to those Shareholders and Qualifying Holdco Shareholders who have so elected the Share Consideration will be allocated pro-rata (on a per share basis) among such Shareholders and Qualifying Holdco Shareholders in a number equal to (i) the number of Metro Shares sought by each such Shareholder of Qualifying Holdco Shareholder, as the case may be, who so elected the Share Consideration multiplied by (ii) a fraction, the numerator of which is (A) the Available Share Consideration and the denominator of which is (B) the aggregate number of Metro Shares sought by those Shareholders and Qualifying Holdco Shareholders who have so elected the Share Consideration, rounded down to the nearest whole number, and in respect of the number of Metro Shares elected which exceeds the number of Metro Shares so allocated to each such Shareholder or Qualifying Holdco Shareholder, as applicable (the “Excess Metro Share Election”), each such Shareholder or Qualifying Holdco Shareholder will receive Amalco Redeemable Shares in lieu of the Excess Metro Share Election, the number of such Amalco Redeemable Shares being the quotient of (i) the Excess Metro Share Election divided by (ii) the Exchange Ratio; and each Amalco Redeemable Share will be redeemed by Amalco in accordance with the Amalco Share Terms immediately following the Amalgamation in consideration for $24.50 per share in cash.

Fractional Metro Shares

No fractional Metro Shares will be issued under the Amalgamation, and any resulting fractional Metro Share will be rounded down, to the closest whole number, and the Shareholders (including, for the purposes of this subsection, Qualifying Holdco Shareholders) will receive the net cash proceeds of such fractional Metro Share as described below.

In order to replace the fractional Metro Shares that would have otherwise been issued to Shareholders, Metro will distribute to the Depositary, as agent for the Shareholders, such number of Metro Shares (the “Remaining Metro Shares”) as represents the sum of the fractional Metro Shares to which the Shareholders are otherwise entitled, rounded up to the next whole number of Remaining Metro Shares, and the Depositary, as agent for the Shareholders, will, as expeditiously as is commercially reasonable thereafter, sell the Remaining Metro Shares through the facilities of the TSX and pay the net proceeds of such sales, after applicables taxes, brokerage sales commissions, and fees or charges to those Shareholders who are entitled to receive a fractional Metro Share based on their respective entitlements to Remaining Metro Shares.

Election

To make a valid election to receive either the Cash Consideration or the Share Consideration, this Letter of Transmittal and Election Form with all portions validly completed, together with, as applicable, accompanying certificate(s) representing the Shares or any other documents as the Depositary may reasonably require, must be received by the Depositary by 5:00 p.m. (Montréal time) on the Election Deadline. The “Election Deadline” will be the date that is seven (7) Business Days prior to the Effective Date (the “Effective Date” means the date shown on the Certificate of Amalgamation), unless otherwise agreed to in writing by PJC and Metro. PJC will provide at least thirteen (13) Business Days’ notice of the anticipated Effective Date and the Election Deadline by means of a press release disseminated over newswire services in Canada.

All questions as to validity, form, eligibility (including timely receipt) and acceptance of any Shares and Qualifying Holdco Shares deposited pursuant to the Amalgamation will be determined by Metro in its sole discretion. Metro reserves the right to reject any and all deposits which it determines not to be in proper form or which may be unlawful for it to accept under the laws of any jurisdiction. Metro reserves the right, if it so elects in its absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal and Election Form received by the Depositary. There will be no obligation on PJC, Metro, the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability will be incurred by any of them for failure to give such notice.

Cancellation of rights after six years

Shareholders (including, for the purposes of this subsection, Qualifying Holdco Shareholders) who do not deliver this Letter of Transmittal and Election Form and, as applicable, any certificates representing the Shares held by them and all other required documents to the Depositary on or before the date which is the sixth anniversary of the Effective Date will lose their right to receive any Consideration for their Shares under the Amalgamation. Certificates representing Shares that are not forwarded to the Depositary together with a properly completed and signed Letter of Transmittal and Election Form and all other required documents on or before the sixth anniversary of the Effective Date will, subject to the requirements of applicable Law with respect to unclaimed property, cease to represent a right or claim of any kind or nature. In such cases, the right of the holder of such certificates to receive, under the terms of the Amalgamation, the Cash Consideration to which such holder is entitled will be forfeited to Amalco and the right of such holder to be issued, under the terms of the Amalgamation, Metro Shares, together with all dividends and distributions thereon, if any, will be cancelled.

INSTRUCTIONS REFERRED TO IN THIS LETTER OF TRANSMITTAL AND ELECTION FORM START ON PAGE 21 HEREIN.

STEP 1

DESCRIPTION OF SHARES HELD BY THE QUALIFYING HOLDCO

All Qualifying Holdco Shareholders must complete this Step.

If space is insufficient, please attach a signed list (see Instruction 6 (a)).

Insert details regarding the enclosed certificate(s) representing the Class A Shares, details of which are as follows:

CLASS A SHARES
Certificate Number	Number of Class A Shares Deposited

TOTAL:
(If space is not sufficient, please attach a list in the above form)

Insert details regarding the enclosed certificate(s) representing the Class B Shares, details of which are as follows:

CLASS B SHARES
Certificate Number	Number of Class B Shares Deposited

TOTAL:
(If space is not sufficient, please attach a list in the above form)

Pursuant to section 4.1.4 of the Amalgamation Agreement, the Class A Shares and the Class B Shares outstanding immediately prior to the Effective Time that are held by a Qualifying Holdco will be cancelled, without any repayment of capital in respect thereto, and such Shares will not be converted into shares of Amalco or exchanged for Metro Shares.

STEP 2 - ELECTIONS

All Qualifying Holdco Shareholders must complete this Step.

STEP 2A - ELECTION

The Qualifying Holdco Shareholder hereby irrevocably elects to receive the following form of Consideration for each Qualifying Holdco Share transmitted:

ELECTION
Cash Consideration

(meaning, in respect of each Qualifying Holdco Share, one Amalco Redeemable Share which will be redeemed immediately after the Amalgamation by Amalco in consideration for $24.50 in cash)	☐

Share Consideration (meaning, in respect of each Qualifying Holdco Share, 0.61006 Metro Share)	☐

PURSUANT TO THE TERMS OF THE COMBINATION AGREEMENT, QUALIFYING HOLDCO SHAREHOLDERS MAY ONLY ELECT TO RECEIVE ONE TYPE OF CONSIDERATION (EITHER THE CASH CONSIDERATION OR THE SHARE CONSIDERATION); AS SUCH, YOU ARE REQUIRED TO CHOOSE ONLY ONE OF THE OPTIONS ABOVE. IF YOU CHOOSE MORE THAN ONE OPTION, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE THE CASH CONSIDERATION. IF YOU DO NOT CHOOSE ANY OPTION, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE THE CASH CONSIDERATION. IF YOU OTHERWISE DO NOT PROPERLY ELECT TO RECEIVE THE CASH CONSIDERATION OR THE SHARE CONSIDERATION, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE THE CASH CONSIDERATION.

STEP 2B – QUALIFYING HOLDCO SHAREHOLDER ELECTION

QUALIFYING HOLDCO SHAREHOLDER ELECTION

By ticking the box on the right, the Qualifying Holdco Shareholder irrevocably elects to take advantage of the Qualifying Holdco Shareholder Election, as hereinabove described and as contemplated in section 2.8.4 of the Combination Agreement.

☐
Name of Qualifying Holdco Shareholder Subsidiary:

Pursuant to section 2.8.1(g) of the Combination Agreement, the number of Qualifying Holdco Shares outstanding immediately prior to the Effective Time that are held by a Qualifying Holdco Shareholder and Qualifying Holdco Shareholder Subsidiary must be equal to the number of Shares held by the Qualifying Holdco. Pursuant to section 2.8.4 of the Combination Agreement and pursuant to the Amalgamation Agreement, each Qualifying Holdco Share held by the Qualifying Holdco Shareholder Subsidiary will be exchanged for an Amalco Redeemable Share and each Qualifying Holdco Share held directly by the Qualifying Holdco Shareholder will be cancelled and the Qualifying Holdco Shareholder will receive in exchange Metro Shares equal to the product of the number of such Qualifying Holdco Shares held directly by the Qualifying Holdco Shareholder multiplied by the Exchange Ratio (subject to rounding). In connection with the Holdco Alternative, the proper number of Qualifying Holdco Shares must be issued and held by the appropriate person.

STEP 3

AUTHORIZATION

All Qualifying Holdco Shareholders must complete this Step.

The undersigned:

1.	acknowledges receipt of the Information Circular;

2.	directs the Depositary to issue or cause to be issued a cheque and/or a Direct Registration System Advice (“DRS Advice”) representing Metro Shares to which the undersigned is entitled on completion of the Amalgamation, less any applicable withholding taxes, in the name indicated below and to send the cheque and/or the DRS Advice representing Metro Shares to the address, or hold the same for pickup, as indicated in this Letter of Transmittal and Election Form, unless otherwise indicated under Step 6 – Special Delivery Instructions or Step 7 – Special Registration Instructions below;

3.	covenants and agrees to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the exchange of certificate(s) representing Qualifying Holdco Shares for cash and/or a DRS Advice representing Metro Shares;

4.	acknowledges that all authority conferred, or agreed to be conferred by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon any successors and assigns of the undersigned; and

5.	by virtue of the execution of this Letter of Transmittal and Election Form, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Shares and Qualifying Holdco Shares deposited pursuant to the Amalgamation will be determined by Metro in its sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on PJC, Metro, the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give such notice.

QUALIFYING HOLDCO SHAREHOLDER SIGNATURE

This box must be signed by the Qualifying Holdco Shareholder exactly as the Qualifying Holdco Shareholder’s name appears on the Qualifying Holdco Shares certificate(s). See Instruction 3.

If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, please provide the information described in Instruction 5.

Name: (please print) Signature:
Capacity (title):
Address:

Telephone:

Sign only if you have completed Step 2B – Qualifying Holdco Shareholder Election.	Name:
(please print)
QUALIFYING HOLDCO SHAREHOLDER SUBSIDIARY SIGNATURE	Signature:
Capacity (title):
This box must be signed by the Qualifying Holdco Shareholder Subsidiary exactly as the Qualifying Holdco Shareholder Subsidiary’s name appears on the share certificate(s). See Instruction 3.	Address:

Telephone:

If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, please provide the information described in Instruction 5.

By signing above, and unless the Qualifying Holdco Shareholder has completed Step 5 – Hold For Pick-Up, Step 6 – Special Delivery Instructions or Step 7 – Special Registration Instructions below (in which case registration or delivery should be made in accordance with those instructions), the Qualifying Holdco Shareholder directs that the cheque and/or DRS Advice representing the Metro Shares to which it is entitled under the Amalgamation should be issued in the name of the Qualifying Holdco Shareholder and forwarded to it at the address specified above.

Physical certificates representing Metro Shares will not be issued. If you would like to receive physical certificates representing Metro Shares, please contact Metro’s transfer agent, AST Trust Company (Canada), which coordinates are mentioned on the front of the DRS Advice that you will have received. DRS Advices will include instructions for transferring book-entry Metro Shares to brokerage accounts. If you have any questions regarding transferring book-entry Metro Shares to a brokerage account, please contact AST Trust Company (Canada).

If the Amalgamation is not completed and the Combination Agreement is terminated or Metro otherwise terminates its obligations thereunder, the Qualifying Holdco Shareholder directs the Depositary to return the enclosed certificate(s) in accordance with the instructions in the preceding paragraph.

CONFIRMATION OF STATUS AS A U.S. SHAREHOLDER See Instruction 8.

To be completed by all Qualifying Holdco Shareholders (including a Qualifying Holdco Shareholder who is not a U.S. Shareholder.)

A “U.S. Shareholder” is any Qualifying Holdco Shareholder that is either (A) providing an address under this Step 3, Step 6 or Step 7 that is located within the United States or any territory or possession thereof, or (B) a U.S. person for United States federal income tax purposes. See Instruction 8 “United States Federal Backup Withholding”, below.

Indicate whether or not you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder:

☐   The owner signing this Letter of Transmittal and Election Form represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder; or

☐   The owner signing this Letter of Transmittal and Election is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

If you are a U.S. Shareholder or acting on behalf of a U.S. Shareholder, then in order to avoid backup withholding you must generally complete the Internal Revenue Service (“IRS”) Form W-9, attached hereto, or otherwise provide certification that you are exempt from backup withholding, as provided in Instruction 8, “United States Federal Backup Withholding.”

If you are a U.S. Shareholder but you are not a U.S. person for United States federal tax purposes or are not acting on behalf of such a U.S. person, then you must complete the appropriate IRS Form W-8 to avoid backup withholding. If you require an IRS Form W-8, please contact the Depositary. Such forms are also available on the IRS website at www.irs.gov. (See Instruction 8)

By reason of the use by the Qualifying Holdco Shareholder of this Letter of Transmittal and Election Form in the English language, the Qualifying Holdco Shareholder is deemed to have required that any contract evidenced by the Amalgamation as accepted through this Letter of Transmittal and Election Form, as well as all documents related thereto, be drawn exclusively in the English language. En utilisant une version anglaise de cette lettre d’envoi et formulaire de choix, l’actionnaire d’une société de portefeuille admissible est réputé avoir exigé que tout contrat attesté par la fusion, tel qu’il est accepté au moyen de cette lettre d’envoi et formulaire de choix, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais.

STEP 4

CURRENCY ELECTION

ALL CASH PAYMENTS WILL BE ISSUED IN CANADIAN FUNDS.UNLESS OTHERWISE ELECTED BELOW

☐	Issue my cash entitlement payment(s) in United States Dollars

By electing to receive payment in another currency, the undersigned acknowledges that (a) the exchange rate used will be the rate established by Computershare, in its capacity as foreign exchange service provider to PJC, on the date the funds are converted; (b) the risk of any fluctuation in such rate will be borne by the undersigned; and (c) Computershare may earn commercially reasonable spread between its exchange rate and the rate used by any counterparty from which it purchases the elected currency.

Failure to make an election will result in any cash payment under the amalgamation being paid in Canadian funds.

STEP 5

HOLD FOR PICK-UP

☐ Check here only if the cheque and/or DRS Advice representing the Metro Shares are to be held for pick-up at the office of the Depositary at which this Letter of Transmittal and Election Form is deposited. See Instructions 2 and 4.

STEP 6

SPECIAL DELIVERY INSTRUCTIONS

A Qualifying Holdco Shareholder (or a Qualifying Holdco Shareholder Subsidiary if Step 2B – Qualifying Holdco Shareholder Election has been completed) must complete this step only if it wishes to have the cheque and/or DRS Advice representing the Metro Shares to which it is entitled under the Amalgamation delivered to an address other than the current registered address of the Qualifying Holdco Shareholder (or of the Qualifying Holdco Shareholder Subsidiary if applicable) as indicated above under Step 3 – Qualifying Holdco Shareholder Signature.

SPECIAL DELIVERY INSTRUCTIONS
QUALIFYING HOLDCO SHAREHOLDER See Instructions 2 and 4.
Name:
(please print)
Address:

Telephone:
QUALIFYING HOLDCO SHAREHOLDER SUBSIDIARY See Instructions 2 and 4 and Step 2B – Qualifying Holdco Shareholder Election.
Name:
(please print)
Address:

Telephone:

If this Step 6 has been completed, please ensure to complete Step 8 below.

STEP 7

SPECIAL REGISTRATION INSTRUCTIONS

A Qualifying Holdco Shareholder (or a Qualifying Holdco Shareholder Subsidiary if Step 2B – Qualifying Holdco Shareholder Election has been completed) must complete this step only if it wishes to have the cheque and/or DRS Advice representing the Metro Shares to which it is entitled under the Amalgamation registered in a name other than the name of the Qualifying Holdco Shareholder (or of the Qualifying Holdco Shareholder Subsidiary if Step 2B – Qualifying Holdco Shareholder has been completed).

SPECIAL REGISTRATION INSTRUCTIONS
QUALIFYING HOLDCO SHAREHOLDER See Instructions 2 and 4.
In the Name of:
(please print)
Address:

Telephone:
QUALIFYING HOLDCO SHAREHOLDER SUBSIDIARY See Instructions 2 and 4 and Step 2B – Qualifying Holdco Shareholder Election.
In the Name of:
(please print)
Address:

Telephone:

If this Step 7 has been completed, please ensure to complete Step 8 below.

STEP 8

SIGNATURE GUARANTEE

In the event that a Qualifying Holdco Shareholder (or a Qualifying Holdco Shareholder Subsidiary if Step 2B – Qualifying Holdco Shareholder Election has been completed) has completed (i) Step 6 above requesting delivery to an address other than the current registered address of the Qualifying Holdco Shareholder (or of the Qualifying Holdco Shareholder Subsidiary, if applicable), or (ii) Step 7 above requesting the cheque and/or DRS Advice representing the Metro Shares to which it is entitled under the Amalgamation to be registered in a name other than the name of the Qualifying Holdco Shareholder (or of the Qualifying Holdco Shareholder Subsidiary, if applicable), a Qualifying Holdco Shareholder (or Qualifying Holdco Shareholder Subsidiary, if applicable) must complete this Step 8 by having its signature on this Letter of Transmittal and Election Form guaranteed by an Eligible Institution (as defined below) (both a signature guarantee and a medallion guarantee are required).

GUARANTEE OF SIGNATURE(S)

QUALIFYING HOLDCO SHAREHOLDER	Name:
Authorized Signature on behalf of Eligible Institution. See Instructions 2 and 4.	(please print)
Signature:
Name of firm:
Address:

Telephone:

Dated:

QUALIFYING HOLDCO SHAREHOLDER SUBSIDIARY	Name:
Authorized Signature on behalf of Eligible Institution. See Instructions 2 and 4 and Step 2B – Qualifying Holdco Shareholder Election.	(please print)
Signature:
Name of firm:
Address:
Telephone:
Dated:

INSTRUCTIONS

1.	Use of Letter of Transmittal and Election Form

This Letter of Transmittal and Election Form (or a manually executed copy hereof) properly completed and signed as required by the instructions set forth below, together with any accompanying certificates representing Shares and all other documents required by the terms of the Amalgamation must be received by the Depositary at either of its offices specified on the back page of this document.

The method used to deliver this Letter of Transmittal and Election Form and any accompanying certificates representing Shares and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received. It is recommended that the necessary documentation be hand delivered to the Depositary, at either of its offices specified on the back page of this document, and a receipt obtained. However, if such documents are mailed, it is recommended that registered mail be used and that proper insurance be obtained.

2.	Hold for pick-up, special delivery or special registration instructions

Step 5 above should be completed only if the cheque and/or DRS Advice representing Metro Shares are to be held by the Depositary for pick-up. Step 5 above must be completed if the cheque and/or DRS Advice representing the Metro Shares are to be sent to someone other than the person signing the Letter of Transmittal and Election Form, or to the person signing the Letter of Transmittal and Election Form at an address other than that indicated above under Step 3 – Qualifying Holdco Shareholder Signature. Step 7 above should be completed if the cheque and/or DRS Advice representing Metro Shares are to be issued in the name of a person other than the person signing the Letter of Transmittal and Election Form. If either Step 6 or Step 7 above are completed, the signature on the Letter of Transmittal and Election Form must be guaranteed. See Step 8 above and Instruction 4 below.

3.	Signatures

This Letter of Transmittal and Election Form must be completed and signed by the Qualifying Holdco Shareholder, or by such holder’s duly authorized representative (in accordance with Instruction 5 below).

(a)	If this Letter of Transmittal and Election Form is signed by the registered owner(s) of the accompanying Shares certificate(s), such signature(s) on this Letter of Transmittal and Election Form must correspond with the name(s) as registered or as written on the face of such Shares certificate(s) without any change whatsoever, and the Shares certificate(s) need not be endorsed. If such transmitted certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal and Election Form.

(b)	If this Letter of Transmittal and Election Form is signed by a person other than the registered owner(s) of the Shares or if a cheque and/or DRS Advice representing Metro Shares are to be issued to a person other than the registered holder(s):

(i)	such deposited Shares certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the Shares certificate(s) and must be guaranteed in accordance with Instruction 4 below.

4.	Guarantee of signatures

If this Letter of Transmittal and Election Form is executed by a person other than the Qualifying Holdco Shareholder, or if the cheque and/or DRS Advice representing Metro Shares are to be issued to a person other than the Qualifying Holdco Shareholder(s) or sent to an address other than the address of the Qualifying Holdco Shareholder(s) as indicated above under Step 3 – Qualifying Holdco Shareholder Signature, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary.

An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada, members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

5.	Fiduciaries, representatives and authorizations

Where this Letter of Transmittal and Election Form or any certificate or share transfer or power of attorney is executed by a person as an executor, administrator, trustee, guardian, attorney-in-fact, or agent or on behalf of a corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, this Letter of Transmittal and Election Form must be accompanied by satisfactory evidence of the authority to act. The Depositary, at its discretion, may require additional evidence of authority or additional documentation.

6.	Miscellaneous

(a)	If the space on this Letter of Transmittal and Election Form is insufficient to list all certificates for Shares, additional certificate numbers and the number of Shares represented thereby may be included on a separate signed list affixed to this Letter of Transmittal and Election Form.

(b)	No alternative, conditional or contingent deposits will be accepted. All depositing Qualifying Holdco Shareholders by execution of this Letter of Transmittal and Election Form (or a copy thereof) waive any right to receive any notice by the Depositary.

(c)	The Qualifying Holdco Shareholders covered by this Letter of Transmittal and Election Form hereby unconditionally and irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Québec and the courts of appeal therefrom.

(d)	Additional copies of the Letter of Transmittal and Election Form may be obtained on request and without charge from the Depositary at either of its offices at the addresses listed on the back page of this document.

7.	Lost certificates

If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal and Election Form should be completed as fully as possible and forwarded, together with an affidavit of that fact signed by the holder of such lost, stolen or destroyed share certificate, to the Depositary. The Depositary will respond with the replacement requirements, if any, which must be completed and returned to the Depositary prior to the Election Date.

8.	Privacy Notice

The Depositary is committed to protecting personal information. In the course of providing services, the Depositary receives non-public personal information about shareholders from transactions the Depositary performs, forms a shareholder may send to the Depositary or other communications the Depositary may have with a shareholder and its representatives. This information could include a shareholder’s name, address, social insurance number, securities holdings and other financial information. The Depositary uses this to administer a shareholder’s account, to better serve client needs and for other lawful purposes relating to its services. The Depositary has prepared a Privacy Code to tell shareholders more about its information practices and how their privacy is protected. It is available at the Depositary’s website, at www.computershare.com, or by writing to the Depositary at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. The Depositary will use any information a Shareholder provides with this Letter of Transmittal in order to process a Shareholder’s request and will consider a Shareholder’s submission of this Letter of Transmittal as its consent to the above.

8.	United States Federal Backup Withholding

United States federal income tax law generally requires that a U.S. Shareholder who receives cash in exchange for Shares must provide the Depositary (as payer) with its correct Taxpayer Identification Number (“TIN”), which, in the case of a holder who is an individual, is generally the individual’s social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to penalties imposed by the IRS and backup withholding in an amount equal to 28% of the cash payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the requisite information is correctly furnished to the IRS in a timely manner.

In general, to prevent backup withholding, each U.S. Shareholder that is a U.S. person for U.S. federal income tax purposes must provide his, her, or its correct TIN by completing the IRS Form W-9, which is attached to this Letter of Transmittal and Election Form, which requires such holder to certify under penalty of perjury: (1) that the TIN provided is correct (or that such holder is awaiting a TIN); (2) that (i) the holder is exempt from backup withholding; (ii) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified the holder that the holder is no longer subject to backup withholding; (3) that the holder is a U.S. person (including a U.S. resident alien); and (4) that the FATCA codes entered (if any) indicating that the holder is exempt from FATCA reporting is correct.

For U.S. federal tax purposes, a “U.S. person” is (i) a citizen or individual resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, or any State thereof, or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust (a) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (b) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

Certain U.S. Shareholders (including, among others, all corporations and certain foreign persons) are exempt from backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in Part 1 of the IRS Form W-9, provide the applicable codes in the box labeled “Exemptions”, and sign, date and send the IRS Form W-9 to the Depositary.

If a U.S. Shareholder does not have a TIN, such holder should: (1) consult the instructions on applying for a TIN in the IRS Form W-9; (2) write “Applied For” in the space for the TIN in Part I of the IRS Form W-9; and (3) sign and date the IRS Form W-9. In such case, the Depositary may withhold 28% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to the Depositary.

If the IRS Form W-9 is not applicable to a U.S. Shareholder because such holder is not a U.S. person for United States federal tax purposes, such holder will instead need to submit an appropriate and properly completed IRS Form W-8 Certificate of Foreign status, signed under penalty of perjury, to avoid backup withholding. An appropriate IRS Form W-8 may be obtained from the Depositary. Such forms are also available on the IRS website at www.irs.gov or by calling 1-800-TAX-FORM (1-800-820-3676).

A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE IRS FORM W-9 ATTACHED TO THIS LETTER OF TRANSMITTAL AND ELECTION FORM OR, IF APPLICABLE, THE APPROPRIATE IRS FORM W-8, MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE OFFER. SEE IRS FORM W-9 ATTACHED HERETO FOR ADDITIONAL INFORMATION.

INTERNAL REVENUE SERVICE FORM W-9

[See next page.]

FormW-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification:

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting

code (if any)

(Applies to accounts maintained outside of the U.S.)

☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate or single-member LLC
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▶
5 Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is your social security number (SSN).

However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

	-	-
or
Employer identification number

-

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3.	I am a U.S. citizen or other U.S. person (defined below); and
4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

•Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

•Form 1099-C (canceled debt)

•Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S.

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt

Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup above, 1 through 13.

IF the payment is for...	THEN the payment is exempt for...
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4
[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the

What Name and Number To Give the Requester
For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
The actual owner [1]
b. So-called trust account that is not a legal or valid trust under state law	The owner [3]
5. Sole proprietorship or disregarded entity owned by an individual	The grantor*
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))
For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district,	The public entity

withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

or prison) that receives agricultural program payments

14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671- 4(b)(2)(i)(B))

The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2] Circle the minor’s name and furnish the minor’s SSN.

[3] You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust.

(Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

*Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Offices of the Depositary:

By Mail

Computershare Trust Company of Canada

P.O. Box 7021, 31 Adelaide Street East

Toronto, ON M5C 3H2

By Registered Mail, Hand or by Courier

Computershare Trust Company of Canada

100 University Avenue, 8th Floor

Toronto, ON M5J 2Y1

Attention: Corporate Actions

OR

Computershare Trust Company of Canada

650 De Maisonneuve West, 7th Floor

Montreal, QC H3A 3T2

Any questions and requests for assistance with completing the Letter of Transmittal and Election

Form may be directed to the Depositary at:

North American Toll Free Number: 1-800-564-6253

Email: corporateactions@computershare.com